UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2010 (November 4, 2010)
Commission file number 001-33606

VALIDUS HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

BERMUDA (State or other jurisdiction of incorporation or organization)	98-0501001 (I.R.S. Employer Identification No.)
29 Richmond Road, Pembroke, Bermuda HM 08
(Address of principal executive offices)
Registrant’s telephone number, including area code: (441) 278-9000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-10.2
EX-10.3

Item 1.01 Entry Into A Material Definitive Agreement
     On November 4, 2010, prior to announcing its intention to commence a tender offer to purchase for cash up to 7,945,400 of its common shares, which includes voting common shares, par value $0.175 per share (the “Voting Common Shares”) and non-voting common shares, par value $0.175 per share (together with the Voting Common Shares, the “Shares”), at a price of $30.00 per Share, (the “Purchase Price”) upon the terms and subject to the conditions to be described in an Offer to Purchase and in a Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), Validus Holdings, Ltd. (the “Company”) entered into separate repurchase agreements (the “Repurchase Agreements”) with funds affiliated with or managed by each of Aquiline Capital Partners LLC, New Mountain Capital, LLC and Vestar Capital Partners, pursuant to which the Company agreed to purchase Shares from such funds at the Purchase Price, for an aggregate purchase price up to $61,638,000 (the “Share Repurchases”). The aggregate number of Shares to be repurchased under the Repurchase Agreements will be proportionately reduced in the event that the Company purchases less than 7,945,400 Shares in the Offer, and therefore, each of the funds affiliated with or managed by each of Aquiline Capital Partners LLC, New Mountain Capital, LLC and Vestar Capital Partners will sell and transfer such number of Shares as will result in it holding substantially the same percentage ownership interest in the Company as such fund has immediately prior to the consummation of the Offer. The transactions contemplated by the Repurchase Agreements are conditioned upon the Company purchasing Shares in the Offer in accordance with the related Offer to Purchase. Any Share Repurchases will occur on the eleventh business day following the expiration date of the Offer. If the Offer is fully subscribed, the completion of the Offer and the Share Repurchases will result in the repurchase by the Company of $300 million of its Shares in the aggregate.
     Pursuant to the Repurchase Agreements, the funds affiliated with or managed by each of Aquiline Capital Partners LLC, New Mountain Capital, LLC and Vestar Capital Partners also elected not to tender any Shares in the Offer and not to sell or purchase any Shares from the date of the expiration of the Offer until the eleventh business day following the expiration of the Offer, or until the earlier termination of the Offer other than pursuant to the consummation thereof.
     This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to the actual terms of each of the Repurchase Agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Repurchase Agreement, entered into as of November 4, 2010, by and between Validus Holdings, Ltd. and the Aquiline Capital Partners LLC entities listed on Schedule A thereto.

10.2	Repurchase Agreement, entered into as of November 4, 2010, by and between Validus Holdings, Ltd. and the New Mountain Capital, LLC entities listed on Schedule A thereto.

10.3	Repurchase Agreement, entered into as of November 4, 2010, by and between Validus Holdings, Ltd. and the Vestar Capital Partners entities listed on Schedule A thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 5, 2010

VALIDUS HOLDINGS, LTD. (Registrant)

By:	/s/ Joseph E. (Jeff) Consolino Name: Joseph E. (Jeff) Consolino Title: Executive Vice President & Chief Financial Officer